Exhibit 99.1

Flyte Aviation Reports Record Preliminary Third Quarter Revenue of $2.15 Million, Up 110% Quarter Over Quarter

●	Aviation revenue grew 150% sequentially, from Q2 2026, to approximately $1.87 million

●	Proprietary digital aviation platform user base surges 185% since its redesign in late May 2026, adding more than 13,000 new accounts and exceeding 20,000 total users

NEW YORK, October 12, 2026 – Flyte Aviation, Inc. (NYSE American: VJET), a technology-enabled private aviation company, today announced record preliminary third quarter 2026 revenue of approximately $2.15 million. This represents an increase of approximately 110%, quarter-over-quarter, compared with $1.02 million in the second quarter of 2026.

The Company’s Q3 Aviation segment revenue increased 150%, sequentially, to approximately $1.87 million. Its MedTech segment’s revenue increased 24% year-over-year and 4% sequentially, to approximately $280,000. The third quarter 2026 financial results included in this press release are preliminary and are subject to change. (See “Preliminary Unaudited Financial Results” below.)

David Jenkins, CEO of Flyte Aviation, commented, “We are extremely pleased with our increasing revenue trajectory. Flyte Aviation more than doubled its revenue sequentially as we are just beginning to see the pieces of our aviation growth strategy coming together to produce substantial increases in users and demand – with more flights flown and a larger overall aviation network.

“Flyte is actively in the process of adding additional aircraft to our fleet, which we expect will support further revenue growth during the current quarter and into 2027,” Mr. Jenkins added. “We have commenced operations to the Caribbean and are nearly finished with the permitting process to begin flying to and within Canada.”

Building the Flyte Network

Flyte’s aviation growth strategy is centered on building a scalable aviation ecosystem that combines aircraft, operators, brokers, customers, technology, data, and strategic partners through a growing digital network. As Flyte adds customers, the Company expects its expanding user base will support increased flight activity, repeat bookings, more efficient customer acquisition and deeper insight into private aviation demand.

Flyte plans to continue investing in technology, digital marketing, customer acquisition, strategic partnerships and geographic expansion as it works to increase activity across the Flyte network.

Technology-Driven Growth and a Rapidly Expanding Customer Base

Flyte launched its redesigned direct-to-consumer booking platform in late May 2026 with the objective of modernizing the way customers discover, price and book private aviation. The platform allows customers to access Flyte’s private aviation services through a streamlined digital experience, removing many of the traditional complexities associated with booking private aircraft.

Since its launch, more than 13,000 new accounts have been created, increasing Flyte’s registered user base by 185% and bringing the total number of users on its platform to more than 20,000. This rapid adoption has translated into meaningful revenue growth, with direct-to-consumer revenue already surpassing $500,000 during the third quarter.

Flyte believes that its growing user base represents an increasingly important asset for the Company as it builds direct relationships with private aviation customers and gathers additional data around customer demand, routes, pricing, and travel behavior. Unlike traditional private aviation models that often rely on manual quoting processes, pre-paid memberships, complicated pricing structures and multiple intermediaries, Flyte has developed a proprietary technology-forward approach designed to make private aviation simpler, more transparent and more convenient.

“Our goal is not simply to generate a booking,” Mr. Jenkins continued. “We intend to build a large and engaged network of customers who think of Flyte first when they need private regional travel. Surpassing 20,000 users this early in our platform’s development is an important milestone, but we believe we are still in the earliest stages of our network’s potential.

“Our focus has been on improving not only the private aviation experience itself, but also the way customers access it,” Jenkins continued. “Private aviation should be as seamless to book as the other premium services consumers use every day. The strong response to our platform demonstrates meaningful demand for a more modern approach.”

Building Brand Recognition Through Strategic Partnerships

Alongside its technology investments, Flyte has continued to expand its presence through partnerships with established organizations and brands across hospitality, entertainment, sports and culture.

Recent partnerships include The Maidstone, the Hamptons International Film Festival, GSE Worldwide, and other organizations that connect Flyte with customers and experiences where private aviation offers a meaningful advantage. These relationships are an important component of Flyte’s broader strategy to establish itself as a recognized name in private aviation.

Flyte views wholesale and retail as complementary components of its broader aviation strategy. The wholesale business provides access to an established international network of private aviation travel professionals and their customers, while Flyte’s retail platform allows the Company to build direct consumer relationships, grow its proprietary user base and develop technology around the customer experience.

Flyte combines the privacy, comfort and convenience of private aviation with technology designed to simplify the booking experience while offering pricing to make private travel more competitive and accessible.

About Flyte Aviation

Flyte Aviation, Inc. (NYSE American: VJET) is a technology-enabled private aviation company that is modernizing how consumers access private air travel. Through its Flyte brand, the Company operates a growing fleet of Cirrus Vision Jets and is building a scalable aviation platform designed to connect customers, aircraft, operators, and aviation services. Flyte’s simple value proposition: privacy, comfort, reliability, and convenience – at a highly competitive price.

Through its direct-to-consumer booking platform, standardized pricing on select routes, strategic partnerships, and FAA-certified Part 135 operating subsidiary, Ponderosa Air, LLC, Flyte is focused on delivering what it believes is a faster, safer and more convenient private aviation experience while expanding its technology, customer network, and geographic footprint.

For more information, visit www.flyflyte.com.

Preliminary Unaudited Financial Results

The financial results for the quarter ended September 30, 2026, included in this press release are preliminary and unaudited, have been prepared by, and are the responsibility of, management, and are based on information available to management as of the date of this press release. Although the Company has completed its quarter-end closing procedures, its independent registered public accounting firm has not completed its review of the Company’s interim financial statements for the quarter ended September 30, 2026 and, accordingly, does not express an opinion or any other form of assurance with respect to these preliminary results. These preliminary results remain subject to the completion of that review and the Company’s other financial reporting procedures. Final results, which will be included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, may differ from these preliminary results, including as a result of adjustments or subsequent events identified before the Form 10-Q is filed. These preliminary results should not be viewed as a substitute for interim financial statements prepared in accordance with U.S. generally accepted accounting principles and are not necessarily indicative of results for any future period.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including statements regarding the Company’s expectations for revenue growth in the fourth quarter of 2026 and beyond; the addition of aircraft to its fleet; the commencement of flight operations to and within Canada and the expansion of its Caribbean operations; the growth, engagement and monetization of its registered user base; the anticipated benefits of its technology platform, strategic partnerships and wholesale and retail channels; aircraft utilization and flight volume; and the Company’s business strategy, plans and objectives. Words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” “will,” “potential,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words.

Forward-looking statements are based on management’s current expectations and assumptions and are subject to risks and uncertainties, many of which are outside the Company’s control, that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others: the possibility that the Company’s final results for the third quarter of 2026 differ from the preliminary results reported in this press release; the Company’s need for additional capital and its ability to obtain financing on acceptable terms; the Company’s limited operating history in private aviation; its ability to add aircraft on a timely basis and on acceptable terms; its ability to obtain and maintain the regulatory approvals required for its operations, including in Canada and the Caribbean, and changes in aviation regulation; its ability to convert registered users into repeat paying customers; its reliance on third-party operators, brokers and strategic partners; competition in the private aviation industry; safety incidents, weather, fuel costs and pilot availability; the performance and security of its technology platform; its ability to identify, evaluate and complete strategic transactions; its ability to maintain the listing of its common stock on the NYSE American; and general economic conditions affecting demand for premium travel.

Additional factors are described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, its subsequent Quarterly Reports on Form 10-Q and its other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this press release, and readers are cautioned not to place undue reliance on them. Except as required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations

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